PROXY                                                                     PROXY

                         SOUTHERN NATIONAL CORPORATION
                         ANNUAL MEETING APRIL 22, 1997

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OFSOUTHERN NATIONAL
                                  CORPORATION

  The undersigned shareholder of Southern National Corporation, a North Carolina corporation ("SNC"), appoints John A. Allison IV and Jerone C. Herring, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of SNC which the undersigned is entitled to vote at the annual meeting of shareholders of SNC (the "SNC Meeting") to be held at the Charlotte Convention Center, 501 South College Street, Charlotte, North Carolina on April 22, 1997, at 11:00 a.m., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

  THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS ON THE REVERSE SIDE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SNC MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                          (Continued on reverse side)

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .

1. Proposal to approve (a) an Agreement and Plan of Reorganization, dated as of November 1, 1996, by and between SNC and United Carolina Bancshares Corporation, a North Carolina corporation ("UCB"), as amended and restated, and a related Plan of Merger, and (b) the related issuance of shares of common stock of SNC ("SNC Common Stock"), pursuant to which UCB will merge with and into SNC, and each share of common stock of UCB (other than shares held by dissenting shareholders) will be converted into the right to receive
   1.135 shares of SNC Common Stock (subject to possible upward adjustment) and cash in lieu of any fractional share.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

2. Proposal to elect eight directors of SNC for three-year terms expiring in 2000.

   Paul B. Barringer O. William Fenn, Jr. L. Vincent Hackley Charles E. Nichols
   A. J. Dooley, Sr. Paul S. Goldsmith Joseph A. McAleer A. Winniett Peters

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE FOLLOWING SPACE.)
--------------------------------------------------------------------------------




Please mark
your votes as
indicated in
this example  [X]

3. Proposal to approve an amendment to Article I of the Articles of Incorporation to change SNC's name to "BB&T Corporation."

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

4. Proposal to approve an amendment to Article III, Section 2 of SNC's Bylaws to increase the maximum number of directors of SNC from 25 to 30.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

5. Proposal to approve an amendment to the Southern National Corporation Non-Employee Directors' Deferred Compensation and Stock Option Plan to increase the number of shares of SNC Common Stock issuable thereunder from 400,000 shares to 900,000 shares.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

6. Proposal to ratify the reappointment of Arthur Andersen LLP as SNC's auditors for 1997.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

7. Any other matter that may be submitted to a vote of shareholders at the SNC meeting.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SNC MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING IT.

Dated this          day of            , 1997.
                                                                         (SEAL)
------------------------------------------------------------------------
                                                                         (SEAL)
------------------------------------------------------------------------

PLEASE INSERT DATE OF SIGNING. SIGN EXACTLY AS NAME APPEARS AT LEFT. WHERE STOCK IS ISSUED IN TWO OR MORE NAMES, ALL SHOULD SIGN. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH. A COR-PORATION SHOULD SIGN BY AN AUTHORIZED OFFICER AND AFFIX SEAL.

     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .